Exhibit 99.1
Align Technology Announces Fourth Quarter and Full Year 2021 Results

Align Technology	Zeno Group
Madelyn Valente	Sarah Johnson
(408) 470-1180	(828) 551-4201
mvalente@aligntech.com	sarah.johnson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES RECORD FOURTH QUARTER AND FISCAL 2021 FINANCIAL RESULTS

Strengthens Align digital platform with major installed base milestones including 12M Invisalign patients, 68K iTero scanners, and 47K exocad software licenses

•2021 total revenues up 59.9% to a record $4.0 billion, operating margin of 24.7%, in line with guidance
•2021 revenue growth for the second half was 30.5% compared to 2020, at high-end of 20% to 30% target, in line with guidance
•2021 Clear Aligner revenues up 54.5% to a record $3.2 billion, compared to 2020
•2021 Imaging Systems and CAD/CAM Services revenues up 90.4% to a record $705.5 million, compared to 2020
•Q4 total revenues up 23.6% year-over-year to a record $1.03 billion
•Q4 operating income up 3.6% year-over-year to $220.9 million and operating margin of 21.4%
•Q4 diluted net income per share of $2.40; Q4 non-GAAP diluted net income per share of $2.83

TEMPE, Ariz., February 2, 2022 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign system of clear aligners, iTero intraoral scanners, and exocad CAD/CAM software for digital orthodontics and restorative dentistry, today reported financial results for the fourth quarter ("Q4'21") and year ended December 31, 2021 ("2021"). Q4'21 total revenues were $1.03 billion, up 1.5% sequentially and 23.6% year-over-year. Q4'21 Clear Aligner revenues were $815.3 million, down 2.7% sequentially and up 16.3% year-over-year. Q4'21 Imaging Systems and CAD/CAM Services record revenues were $215.8 million, up 21.0% sequentially and 61.3% year-over-year. Q4'21 Clear Aligner volume was down 3.7% sequentially and up 11.1% year-over-year. For the Americas, Q4'21 Clear Aligner volume was down 7.9% sequentially and up 11.5% year-over-year. For our International region, Q4'21 Clear Aligner volume was up 1.7% sequentially and up 10.7% year-over-year. Q4'21 Clear Aligner volume for teens was down 11.8% sequentially and up 13.0% year-over-year. Q4'21 operating income was $220.9 million resulting in an operating margin of 21.4%. Q4'21 net income was $191.0 million, or $2.40 per diluted share. On a non-GAAP basis, Q4'21 net income was $224.5 million or $2.83 per diluted share.

Commenting on Align's 2021 results, Align Technology President and CEO Joe Hogan said, “Overall, I’m very pleased to report fourth quarter results and another record year for Align. Full year net revenues of $4.0 billion and operating margin of 24.7% were both at the high end of our guidance for fiscal 2021. For Imaging Systems and CAD/CAM Services, full year revenues increased 90.4% over the prior year to a record $705.5 million. For Clear Aligners, full year revenues increased 54.5% over the prior year to a record $3.2 billion. During 2021, we achieved several major installed base milestones including our 12 millionth Invisalign patient, 68 thousandth iTero scanner

Align Technology Announces Fourth Quarter and Full Year 2021 Results
sold, and 47 thousandth exocad software license sold. Together, they are the foundation of the Align digital platform, our proprietary cloud-based technology infrastructure and services that integrates the digital treatment process into a seamless and convenient experience for doctors, labs, and patients.”

Financial Summary - Fourth Quarter Fiscal 2021

	Q4'21	Q3'21	Q4'20	Q/Q Change	Y/Y Change
Invisalign Case Shipments	631,145	655,150	567,950	(3.7)%	+11.1%
GAAP
Net Revenues	$1,031.1M	$1,015.9M	$834.5M	+1.5%	+23.6%
Clear Aligner	$815.3M	$837.6M	$700.7M	(2.7)%	+16.3%
Imaging Systems and CAD/CAM Services	$215.8M	$178.3M	$133.8M	+21.0%	+61.3%
Net Income	$191.0M	$181.0M	$159.0M	+5.5%	+20.1%
Diluted EPS	$2.40	$2.28	$2.00	+$0.12	+$0.40
Non-GAAP
Net Income	$224.5M	$228.6M	$207.7M	(1.8)%	+8.1%
Diluted EPS	$2.83	$2.87	$2.61	($0.04)	+$0.22

Financial Summary - Fiscal 2021

	2021	2020	Y/Y Change
Invisalign Case Shipments	2,547,685	1,645,335	+54.8%
GAAP
Net Revenues	$3,952.6M	$2,471.9M	+59.9%
Clear Aligner	$3,247.1M	$2,101.5M	+54.5%
Imaging Systems and CAD/CAM Services	$705.5M	$370.5M	+90.4%
Net Income	$772.0M	$1,775.9M	(56.5)%
Diluted EPS	$9.69	$22.41	($12.72)
Non-GAAP
Net Income	$893.5M	$415.9M	+114.8%
Diluted EPS	$11.22	$5.25	+$5.97

As of December 31, 2021, we had $1.3 billion in cash, cash equivalents and short-term and long-term marketable securities, compared to $1.2 billion as of September 30, 2021. We also have $300.0 million available under a revolving line of credit. In November 2021, we purchased approximately 0.2 million shares of our common stock at an average price of $666.53 per share through an Accelerated Share Repurchase ("ASR"), for a purchase price of $100.0 million. We have approximately $725.0 million remaining available for repurchase under our May 13, 2021 $1.0 Billion Repurchase Program.

Recent Announcements - February 2022:

Product
•On February 2, 2022, we announced Invisalign system innovations for the Align Digital Platform, a proprietary combination of software, systems, and services designed to provide a seamless experience and workflow that integrates and connects all users – doctors, labs, patients, and consumers. These Invisalign system innovations

Align Technology Announces Fourth Quarter and Full Year 2021 Results
include ClinCheck Live Update for 3D controls, the Invisalign Practice App, Invisalign Personalized Plan ("IPP"), and Invisalign Smile Architect, and will revolutionize digital treatment planning for orthodontics and restorative dentistry by providing doctors with greater flexibility, consistency of treatment preferences, and real-time treatment plan access and modification capabilities. Each of these innovations is designed to enhance Invisalign treatment planning quality, efficiency, and scale, and contribute to a better doctor-patient engagement and treatment outcomes.

Q4'21 Announcement Highlights:

Corporate
•On December 21, 2021, we announced a $1.0 million donation to the American Association of Orthodontists Foundation ("AAOF"), the charitable arm of the AAOF. The donation will be delivered in installments over five years beginning in December 2021.
•On November 2, 2021, we announced the opening of our 2022 Research Award Program to support clinical and scientific dental research in universities across the globe. During 2022, we expect up to $375,000 will be awarded to university faculty for scientific and technological research initiatives to advance patient care in the fields of orthodontics and dentistry.
•On November 1, 2021, we announced that Align entered into an ASR with Citibank, N.A., to repurchase $100.0 million of Align's common stock under Align’s $1.0 Billion Repurchase Program announced on May 13, 2021.

Product
•On October 27, 2021, we announced the findings of a multi-center clinical study, “Reflected near-infrared light versus bite-wing radiography for the detection of proximal caries: a multicenter prospective clinical study conducted in private practices,” published in the Journal of Dentistry (Oct. 24, 2021) which validates and further demonstrates the significant benefits of the iTero Element 5D imaging system as an aid in detection and monitoring of interproximal caries lesions above the gingiva without harmful radiation.

Fiscal 2022 Business Outlook

For 2022, Align provides the following guidance:
•Despite the Omicron headwind, net revenues growth is expected to be within the long-term model range of 20% to 30%. Our 2022 guidance assumes no significant new surges after the current wave, no meaningful practice disruptions, nor material supply chain issues throughout the year
•On a GAAP basis, we anticipate our 2022 operating margin to be around 24.0%
◦Non-GAAP operating margin is expected to be approximately 3 points higher than our GAAP operating margin, after excluding stock-based compensation and intangible amortization from certain acquisitions
•In addition, during Q1'22 we expect to repurchase up to $75.0 million of our common stock through either, or a combination of, open market repurchases or an accelerated stock repurchase agreement

Align Web Cast and Conference Call

We will host a conference call today, February 2, 2022, at 4:30 p.m. ET, 1:30 p.m. PT, to review our fourth quarter and full year 2021 results, discuss future operating trends, and our business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under Company Information on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call,

Align Technology Announces Fourth Quarter and Full Year 2021 Results
please dial 201-689-8261. An archived audio webcast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately one month. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with conference number 13725950 followed by #. For international callers, please dial 201-612-7415 and use the same conference number referenced above. The telephonic replay will be available through 5:30 p.m. ET on February 16, 2022.

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we may provide investors with certain non-GAAP financial measures which may include gross profit, gross margin, operating expenses, income from operations, operating margin, interest income and other income (expense), net, net income before provision for (benefit from) income taxes, provision for (benefit from) income taxes, effective tax rate, net income and/or diluted net income per share, which exclude certain items that may not be indicative of our fundamental operating performance including discrete cash and non-cash charges or gains that are included in the most directly comparable GAAP measure. Unless otherwise indicated, when we refer to non-GAAP financial measures they will exclude the effects of stock-based compensation, amortization of certain acquired intangibles, non-cash deferred tax assets and associated amortization related to the intra-entity transfer of non-inventory assets, acquisition-related costs, and arbitration award gain, and, if applicable, any associated tax impacts.

We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that the use of certain non-GAAP financial measures provide meaningful supplemental information regarding our recurring core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they will be provided to and used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are limitations to using non-GAAP financial measures, though, because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a GAAP as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for or in isolation from, the directly comparable financial measures prepared in accordance with GAAP. We urge investors to review the reconciliation of our GAAP financial measures to the comparable Non-GAAP financial measures included in this presentation and

Align Technology Announces Fourth Quarter and Full Year 2021 Results
not to rely on any single financial measure to evaluate our business. For more information on these non-GAAP financial measures, please see the table captioned "Unaudited GAAP to Non-GAAP Reconciliation."

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® system, the most advanced clear aligner system in the world, iTero® intraoral scanners and services, and exocad® CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 212 thousand doctor customers and is key to accessing Align’s 500 million consumer market opportunity worldwide. Align has helped doctors treat over 12.2 million patients with the Invisalign system and is driving the evolution in digital dentistry through the Align Digital Platform, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Forward-Looking Statements

This news release, including the tables below, contains forward-looking statements, including statements regarding new and existing products, updates and releases, along with our beliefs and expectations regarding their features, functionalities, and benefits, the types and uses of any donations, charitable activities, and research grants or awards, certain business metrics and assumptions on either or both a GAAP or non-GAAP basis for 2022, including, but not limited to, anticipated net revenues and growth rate for the year and, in particular, operating margin, capital expenditures, the expansion and timing of manufacturing capabilities,and in connection with the timing, means and amount of expected stock repurchases. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks, uncertainties, and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:

•the impact of the COVID-19 pandemic on the health and safety of our employees, customers, patients, and our suppliers, as well as the physical and economic impacts of the various recommendations, orders, and protocols issued by local and national governmental agencies in light of continual evolution of the pandemic, including any periodic reimplementation of preventative measures in various global locations;
•the timing and availability of raw materials, components, products and other shipping and supply chain constraints;
•difficulties predicting customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries

Align Technology Announces Fourth Quarter and Full Year 2021 Results
and wages, inflation and consumer confidence, particularly in light of the pandemic and as pandemic-related restrictions are eased regionally and globally;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•increasing competition from existing and new competitors;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•the ability to protect our intellectual property rights;
•continued compliance with regulatory requirements;
•declines in, or the slowing of the growth of, sales of our intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs or errors requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•a tougher consumer demand environment in China generally, especially for manufacturers and service providers whose headquarters or primary operations are not based in China;
•the risks relating to our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•the compromise of customer and/or patient data for any reason;
•the timing of case submissions from our doctors within a quarter as well as an increased manufacturing costs per case;
•foreign operational, political, military and other risks relating to our operations; and
•the loss of key personnel, labor shortages or work stoppages for us or our suppliers.
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Securities and Exchange Commission (SEC) on February 26, 2021 and our latest Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which was filed with the SEC on November 2, 2021. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology Announces Fourth Quarter and Full Year 2021 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net revenues	$1,031,099	$834,520	$3,952,584	$2,471,941
Cost of net revenues	286,536	224,057	1,017,229	708,706
Gross profit	744,563	610,463	2,935,355	1,763,235
Operating expenses:
Selling, general and administrative	451,195	348,392	1,708,640	1,200,757
Research and development	72,476	48,887	250,315	175,307
Total operating expenses	523,671	397,279	1,958,955	1,376,064
Income from operations	220,892	213,184	976,400	387,171
Interest income and other income (expense), net:
Interest income	676	337	3,103	3,125
Other income (expense), net	(1,556)	1,021	32,920	(11,347)
Total interest income and other income (expense), net	(880)	1,358	36,023	(8,222)
Net income before provision for (benefit from) income taxes	220,012	214,542	1,012,423	378,949
Provision for (benefit from) income taxes	29,051	55,554	240,403	(1,396,939)
Net income	$190,961	$158,988	$772,020	$1,775,888

Net income per share:
Basic	$2.42	$2.02	$9.78	$22.55
Diluted	$2.40	$2.00	$9.69	$22.41
Shares used in computing net income per share:
Basic	78,759	78,853	78,917	78,760
Diluted	79,431	79,505	79,670	79,230

Align Technology Announces Fourth Quarter and Full Year 2021 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2021	December 31, 2020
ASSETS

Current assets:
Cash and cash equivalents	$1,099,370	$960,843
Marketable securities, short-term	71,972	—
Accounts receivable, net	897,198	657,704
Inventories	230,230	139,237
Prepaid expenses and other current assets	195,305	91,754
Total current assets	2,494,075	1,849,538

Marketable securities, long-term	125,320	—
Property, plant and equipment, net	1,081,926	734,721
Operating lease right-of-use assets, net	121,257	82,553
Goodwill	418,547	444,817
Intangible assets, net	109,709	130,072
Deferred tax assets	1,533,767	1,552,831
Other assets	57,509	35,151

Total assets	$5,942,110	$4,829,683

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$163,886	$142,132
Accrued liabilities	607,315	405,582
Deferred revenues	1,152,870	777,887
Total current liabilities	1,924,071	1,325,601

Income tax payable	118,072	105,748
Operating lease liabilities	102,656	64,445
Other long-term liabilities	174,597	100,024
Total liabilities	2,319,396	1,595,818

Total stockholders’ equity	3,622,714	3,233,865

Total liabilities and stockholders’ equity	$5,942,110	$4,829,683

Align Technology Announces Fourth Quarter and Full Year 2021 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$1,172,544	$662,174

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(563,430)	(231,506)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(458,332)	(30,808)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(12,117)	10,480
Net increase in cash, cash equivalents, and restricted cash	138,665	410,340
Cash, cash equivalents, and restricted cash at beginning of the period	961,474	551,134
Cash, cash equivalents, and restricted cash at end of the period	$1,100,139	$961,474

Align Technology Announces Fourth Quarter and Full Year 2021 Results
ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2	Q3	Q4	Fiscal
	2020	2020	2020	2020	2020	2021	2021	2021	2021	2021
Invisalign Average Selling Price (ASP):
Comprehensive Products ASP	$1,340	$1,330	$1,245	$1,230	$1,275	$1,265	$1,250	$1,255	$1,270	$1,260
Non-Comprehensive Products ASP	$1,050	$1,035	$1,005	$1,000	$1,020	$1,030	$1,040	$1,050	$1,040	$1,040

Number of Invisalign Doctors Cases Were Shipped To:
Americas	32,315	22,165	34,625	38,165	49,615	38,975	40,740	41,310	40,460	56,750
International	28,535	25,945	35,380	38,585	52,445	39,630	42,725	44,190	43,080	65,800
Total Doctors Cases Shipped To	60,850	48,110	70,005	76,750	102,060	78,605	83,465	85,500	83,540	122,550

Invisalign Doctor Utilization Rates*:
North America	6.9	4.8	8.4	8.7	19.8	9.1	9.9	9.8	9.3	28.1
North American Orthodontists	18.9	11.0	24.1	25.0	67.3	26.8	29.4	29.7	26.9	98.1
North American GP Dentists	3.6	2.5	4.2	4.5	9.6	4.8	5.3	5.0	5.1	14.3
International	5.1	4.7	6.4	6.9	14.5	6.8	7.1	6.5	6.8	17.5
Total Utilization Rates**	5.9	4.6	7.1	7.4	16.1	7.6	8.0	7.7	7.6	20.8

* # of cases shipped / # of doctors to whom cases were shipped
** LATAM utilization rate is not separately disclosed but included in the total utilization rates

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2	Q3	Q4	Fiscal
	2020	2020	2020	2020	2020	2021	2021	2021	2021	2021
Stock-based Compensation (SBC):
SBC included in Gross Profit	$1,347	$891	$1,247	$1,234	$4,719	$1,306	$1,418	$1,451	$1,458	$5,633
SBC included in Operating Expenses	21,580	24,116	23,982	24,030	93,708	25,935	27,437	26,951	28,380	108,703
Total SBC	$22,927	$25,007	$25,229	$25,264	$98,427	$27,241	$28,855	$28,402	$29,838	$114,336

Align Technology Announces Fourth Quarter and Full Year 2021 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP gross profit	$744,563	$610,463	$2,935,355	$1,763,235
Stock-based compensation	1,458	1,234	5,633	4,719
Amortization of intangibles (1)	2,798	2,175	9,502	6,525
Non-GAAP gross profit	$748,819	$613,872	$2,950,490	$1,774,479

GAAP gross margin	72.2%	73.2%	74.3%	71.3%
Non-GAAP gross margin	72.6%	73.6%	74.6%	71.8%

GAAP total operating expenses	$523,671	$397,279	$1,958,955	$1,376,064
Stock-based compensation	(28,380)	(24,030)	(108,703)	(93,708)
Amortization of intangibles (1)	(933)	(887)	(3,668)	(3,062)
Acquisition related costs (2)	—	(62)	(104)	(7,683)
Non-GAAP total operating expenses	$494,358	$372,300	$1,846,480	$1,271,611

GAAP income from operations	$220,892	$213,184	$976,400	$387,171
Stock-based compensation	29,838	25,264	114,336	98,427
Amortization of intangibles (1)	3,731	3,062	13,170	9,587
Acquisition related costs (2)	—	62	104	7,683
Non-GAAP income from operations	$254,461	$241,572	$1,104,010	$502,868

GAAP operating margin	21.4%	25.5%	24.7%	15.7%
Non-GAAP operating margin	24.7%	28.9%	27.9%	20.3%

GAAP total interest income and other income (expense), net	$(880)	$1,358	$36,023	$(8,222)
Acquisition related costs (2)	—	—	—	10,187
Arbitration award gain (3)	—	—	(43,403)	—
Non-GAAP total interest income and other income (expense), net	$(880)	$1,358	$(7,380)	$1,965

GAAP net income before provision for (benefit from) income taxes	$220,012	$214,542	$1,012,423	$378,949
Stock-based compensation	29,838	25,264	114,336	98,427
Amortization of intangibles (1)	3,731	3,062	13,170	9,587
Acquisition related costs (2)	—	62	104	17,870
Arbitration award gain (3)	—	—	(43,403)	—
Non-GAAP net income before provision for income taxes	$253,581	$242,930	$1,096,630	$504,833

Align Technology Announces Fourth Quarter and Full Year 2021 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP provision for (benefit from) income taxes	$29,051	$55,554	$240,403	$(1,396,939)
Tax impact on non-GAAP adjustments	5,651	2,635	25,629	23,566
Tax related non-GAAP items (4)	(5,602)	(22,984)	(62,941)	1,462,302
Non-GAAP provision for income taxes	$29,100	$35,205	$203,091	$88,929

GAAP effective tax rate	13.2%	25.9%	23.7%	(368.6)%
Non-GAAP effective tax rate	11.5%	14.5%	18.5%	17.6%

GAAP net income	$190,961	$158,988	$772,020	$1,775,888
Stock-based compensation	29,838	25,264	114,336	98,427
Amortization of intangibles (1)	3,731	3,062	13,170	9,587
Acquisition related costs (2)	—	62	104	17,870
Arbitration award gain (3)	—	—	(43,403)	—
Tax impact on non-GAAP adjustments	(5,651)	(2,635)	(25,629)	(23,566)
Tax related non-GAAP items (4)	5,602	22,984	62,941	(1,462,302)
Non-GAAP net income	$224,481	$207,725	$893,539	$415,904

GAAP diluted net income per share	$2.40	$2.00	$9.69	$22.41
Non-GAAP diluted net income per share	$2.83	$2.61	$11.22	$5.25

Shares used in computing diluted net income per share	79,431	79,505	79,670	79,230

Notes:
(1)    Amortization of intangible assets related to certain acquisitions
(2)    During 2021, acquisition related costs included professional fees related to our exocad acquisition. During 2020, acquisition costs included third party advisory, legal, tax, accounting, banking, valuation, and other professional or consulting fees and foreign exchange losses related to a forward contract for the purchase commitment related to our exocad acquisition.
(3)    During 2021, we recorded a $43.4 million gain from the SDC arbitration award regarding the value of Align's capital account balance.
(4)    During 2020, we recorded a one-time net tax benefit for the deferred tax asset and certain costs associated with the intra-entity transfer of certain intellectual property rights and assets to our Swiss subsidiary. For the periods presented, we recorded amortization and certain adjustments to the benefit from the transferred intangible assets of our Swiss entity.

Refer to "About Non-GAAP Financial Measures" section of press release.

ALIGN TECHNOLOGY, INC.
FISCAL 2022 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP operating margin	~24.0%
Stock-based compensation	~3.0%
Amortization of intangibles (1)	~0.3%
Non-GAAP operating margin	~27.0%

(1) Amortization of intangible assets related to certain acquisitions